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                                    EXHIBIT 2


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                              AMENDED AND RESTATED

                     STOCKHOLDER PROTECTION RIGHTS AGREEMENT

                                   dated as of

                                October 20, 1999

                                     between

                           Charter One Financial, Inc.

                                       and

                                BankBoston, N.A.,

                                 as Rights Agent





================================================================================












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          AMENDED AND RESTATED STOCKHOLDER PROTECTION RIGHTS AGREEMENT

                                Table of Contents

                                                                                               Page
                                                                                               ----


                                    ARTICLE I
                               CERTAIN DEFINITIONS

         1.1      Certain Definitions. ........................................................2

                                   ARTICLE II
                                   THE RIGHTS

         2.1      Summary of Rights. ..........................................................10
         2.2      Legend on Common Stock Certificates. ........................................10
         2.3      Exercise of Rights; Separation of Rights. ...................................11
         2.4      Adjustments to Exercise Price; Number of Rights. ............................15
         2.5      Date on Which Exercise is Effective. ........................................17
         2.6      Execution, Authentication, Delivery and Dating of Rights Certificates. ......17
         2.7      Registration, Registration of Transfer and Exchange. ........................18
         2.8      Mutilated, Destroyed, Lost and Stolen Rights Certificates. ..................19
         2.9      Persons Deemed Owners. ......................................................20
         2.10     Delivery and Cancellation of Certificates. ..................................21
         2.11     Agreement of Rights Holders.                                                 21

                                   ARTICLE III
                          ADJUSTMENTS TO THE RIGHTS IN
                        THE EVENT OF CERTAIN TRANSACTIONS

         3.1      Flip-in. ....................................................................22
         3.2      Flip-over. ..................................................................26

                                   ARTICLE IV
                                THE RIGHTS AGENT

         4.1      General. ....................................................................27
         4.2      Merger or Consolidation or Change of Name of Rights Agent. ..................28
         4.3      Duties of Rights Agent. .....................................................29
         4.4      Change of Rights Agent. .....................................................32


                                       i

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
                                    ARTICLE V
                                  MISCELLANEOUS

         5.1      Redemption. .................................................................33
         5.2      Expiration. .................................................................34
         5.3      Issuance of New Rights Certificates. ........................................35
         5.4      Supplements and Amendments. .................................................36
         5.5      Fractional Shares. ..........................................................36
         5.6      Rights of Action. ...........................................................37
         5.7      Holder of Rights Not Deemed a Stockholder. ..................................37
         5.8      Notice of Proposed Actions. .................................................38
         5.9      Notices. ....................................................................39
         5.10     Suspension of Exercisability. ...............................................40
         5.11     Costs of Enforcement. .......................................................40
         5.12     Successors. .................................................................40
         5.13     Benefits of this Agreement. .................................................40
         5.14     Descriptive Headings. .......................................................41
         5.15     Governing Law. ..............................................................41
         5.16     Counterparts. ...............................................................41
         5.17     Severability. ...............................................................41
         5.18     Determinations and Actions by the Board of Directors. .......................42



                                    EXHIBITS

Exhibit A        Form of Amended and Restated Certificate of Designation,
                 Preferences and Rights of Series A Participating Preferred
                 Stock

Exhibit B        Form of Rights Certificate (Together with Form of Election to
                 Exercise)


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                              AMENDED AND RESTATED
                     STOCKHOLDER PROTECTION RIGHTS AGREEMENT
                     ---------------------------------------

         AMENDED AND RESTATED STOCKHOLDER PROTECTION RIGHTS AGREEMENT ("Agreement"), dated as of October 20, 1999, between Charter One Financial, Inc., a Delaware Corporation (the "Company"), and BankBoston, N.A., a national banking association, as Rights Agent (the "Rights Agent," which term shall include any successor Rights Agent hereunder).

         The Company and the Rights Agent (as successor to The First National Bank of Boston) have heretofore entered into a Rights Agreement dated as of November 20, 1989 (as amended, the "Original Rights Agreement"). In connection therewith, the Board of Directors of the Company authorized and declared a dividend of one preferred share purchase right ("Original Right") for each share of Common Stock (as hereinafter defined) of the Company outstanding as of the close of business on December 1, 1989 (the "Record Date"), and the Board of Directors further authorized and directed the issuance of one Original Right (subject to adjustment as provided in the Original Rights Agreement) with respect to each share of Common Stock issued between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are defined in the Original Rights Agreement), with each Original Right having the rights assigned to it under the Original Rights Agreement.

         Pursuant to Section 27 of the Original Rights Agreement, the Company and the Rights Agent hereby amend and restate the Original Rights Agreement to read in its entirety in the form hereof. The Board of Directors of the Company has approved the amendment and restatement such that each Original Right shall be deemed to be a preferred share purchase right (a "Right") having the rights assigned to it pursuant to this Agreement. The Board of Directors has also authorized the issuance of one Right (as such number may be adjusted hereafter pursuant to the terms of this Agreement) in respect of each share of Common Stock issued after the date of this Agreement and prior to the earlier of the Separation Time and the Expiration Time (as such terms are hereinafter defined), and, to the extent provided in Section 5.3 of this Agreement, each share of Common Stock issued after the Separation Time and prior to the Expiration Time. Each Right entitles the holder thereof, after the Separation Time and prior to the Expiration Time, to purchase securities of the Company (or in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth in this Agreement.

         Accordingly, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:


                                    ARTICLE I
                               CERTAIN DEFINITIONS


         1.1 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

         "Acquiring Person" shall mean any Person who is or shall become a Beneficial Owner of 20% or more of the outstanding shares of Common Stock; PROVIDED, HOWEVER, that the term "Acquiring Person" shall not include (i) the Company, any Subsidiary of the Company or any employee stock ownership or other employee benefit plan of the Company or any Subsidiary of the Company; (ii) any Person who is or shall become the Beneficial Owner of 20% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time thereafter as such Person shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock; or (iii) any Person who is or shall become the Beneficial Owner of 20% or more, but not more than 25%, of the outstanding shares of Common Stock if such Person's Beneficial Ownership of over 20%

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of the outstanding shares of Common Stock is solely as a result of an acquisition of Common Stock from the Company which acquisition from the Company receives the prior approval of two-thirds of the Company's Board of Directors. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently (including, without limitation, because
(i) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (ii) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and such Person, as promptly as practicable after being advised of such determination divests himself or itself of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement.

         "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, as such Rule is in effect on the date of this Agreement.

         A Person shall be deemed the "Beneficial Owner," and to have "Beneficial Ownership" of, and to "Beneficially Own," any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be a beneficial owner pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, as such rules are in effect on the date of this Agreement, as well as any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become a Beneficial Owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights,

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rights (other than the Rights), warrants or options, or otherwise; PROVIDED,
HOWEVER, that a Person shall not be deemed the "Beneficial Owner," or to have "Beneficial Ownership" of, or to "Beneficially Own," any security (i) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for payment or exchange, (ii) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy or consent solicitation made to more than ten holders of the Common Stock and pursuant to, and in accordance with, the applicable rules and regulations under the Securities Exchange Act of 1934, as amended, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Securities Exchange Act of 1934, as amended (or any similar provision of a comparable or successor report),
(iii) solely because of the grant by the Company to such Person, in connection with the execution of an agreement to acquire or merge with the Company, of options to acquire such security, (iv) solely as a result of such Person's position or service as a director or officer of the Company or an Affiliate of the Company (including, without limitation, solely as a result of any statement or disclosure, by or on behalf of the Company, of the combined or aggregate securities ownership of any two or more such directors or officers), (v) held for or pursuant to the terms of any employee stock ownership or other employee benefit plan of the Company or a Subsidiary of the Company, (vi) held by the Company or a Subsidiary of the Company in its capacity as a trustee or (vii) acquired by such Person, if such Person is engaged in business as an underwriter of securities, through such Person's participation in good faith in a firm commitment underwriting, until the expiration of 40 days after the date of such acquisition. For purposes of this Agreement, in determining the percentage of the outstanding shares of Common Stock with respect to which a

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Person is the Beneficial Owner, all shares as to which such Person is deemed the
Beneficial Owner shall be deemed outstanding.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are generally authorized or obligated by law or executive order to close.

         "Close of business" on any given date shall mean 5:00 p.m., Boston, Massachusetts time, on such date (or, if such date is not a Business Day, 5:00 p.m, Boston, Massachusetts time, on the next succeeding Business Day).

         "Common Stock" shall mean the shares of Common Stock, par value $.01 per share, of the Company.

         "Continuing Director" shall mean any member of the Company's Board of Directors who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Associate or Affiliate, and who was a member of the Board of Directors of the Company prior to the Stock Acquisition Date; and any successor of a Continuing Director, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Associate or Affiliate, and who was recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         "Exchange Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 3.1(c) hereof.

         "Exercise Price" shall mean, as of any date, the price at which a holder may purchase the securities or assets issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $100.00.

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         "Expiration Time" shall mean the earliest of (i) the Exchange Time,
(ii) the Redemption Time, (iii) the close of business on the tenth-year anniversary of the date of this Agreement and (iv) the time that is immediately prior to consummation of any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the surviving entity and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof) effected before an Acquiring Person has become such pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Company (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the Company's Certificate of Incorporation, to receive the appraised or fair value of their holdings).

         "Flip-in Date" shall mean the tenth business day after any Stock Acquisition Date which is not the result of a Flip-over Transaction or Event or such earlier or later date, not beyond the 30th business day after such Stock Acquisition Date, as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred.

         "Flip-over Entity," for purposes of Section 3.2, shall mean (i) in the case of a Flip-over Transaction or Event described in clause (i) of the definition thereof, the Person issuing any securities into which shares of Common Stock are being converted or exchanged and, if no such securities are being issued, the other party to such Flip-over Transaction or Event and (ii) in the case of a Flip-over Transaction or Event referred to in clause (ii) of the definition thereof, the Person receiving the greatest portion of the assets or earning power being transferred in such Flip-over Transaction or Event.

         "Flip-over Stock" of any Person shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other persons similarly

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responsible for direction of the business and affairs) of such Person or, if such Person is a Subsidiary of another Person, the Person or Persons which ultimately controls such first-mentioned Person.

         "Flip-over Transaction or Event" shall mean a transaction or series of transactions after the time when an Acquiring Person has become such in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a binding share exchange with any other Person (other than a wholly owned Subsidiary of the Company) if, at the time of the consolidation, merger or share exchange or at the time the Company enters into any agreement with respect to any such consolidation, merger or share exchange, a majority of the Board of Directors of the Company are not Continuing Directors and any term of or arrangement concerning such consolidation, merger or share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of the Common Stock or (ii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value), or (B) generating more than 50% of the operating income or cash flow of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company or one or more of its wholly owned Subsidiaries) or to two or more such Persons which are Affiliates or Associates or otherwise acting in concert, unless, at the time of such sale or transfer of assets or at the time of the entry by the Company (or any such Subsidiary) into an agreement with respect to such sale or transfer of assets, a majority of the Board of Directors of the Company are Continuing Directors. For purposes of the foregoing provision, the term "Acquiring Person" shall include any Acquiring Person and its Affiliates and Associates (other than the Company, a wholly owned Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a wholly owned Subsidiary of the Company), counted together as a single Person.

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         "Market Price" per share of any securities on any date shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; PROVIDED, HOWEVER, that if an event of a type analogous to any of the events described in Section
2.4 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days during such period of 20 Trading Days not to be fully comparable with the closing price on such date, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on such date. The closing price per share of any securities on any date shall be the last reported sale price or, in case no such sale takes place or is quoted on such date, the average of the closing bid and asked prices for each share of such securities, in either case as reported by The Nasdaq Stock Market or such other automated quotation system then in use or by the securities exchange on which the securities are then listed, or, if on any such date the securities are not quoted by any such organization or listed on any such exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors of the Company; PROVIDED, HOWEVER, that if on any such date the securities are not traded in the over-the-counter market or on any securities exchange, the closing price per share of such securities on such date shall mean the fair value per share of securities on such date as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm, and set forth in a certificate delivered to the Rights Agent.

         "Person" shall mean any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended, as such Rule is in effect on the date of this Agreement), corporation or other entity.

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         "Preferred Stock" shall mean the Series A Participating Preferred
Stock, par value $.01 per share, of the Company having the rights and preferences set forth in the Form of Amended and Restated Certificate of Designation, Preferences and Rights attached to this Agreement as Exhibit A.

         "Redemption Price" shall mean an amount equal to one cent ($0.01) per Right, subject to adjustment as provided in Section 5.1(c) of this Agreement.

         "Redemption Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 5.1 hereof.

         "Separation Time" shall mean the close of business on the earlier of
(i) the tenth business day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date of (a) commencement by any Person (other than the Company, a Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a Subsidiary of the Company) of, or (b) first public announcement of the intention of any Person (other than the Company, a Subsidiary of the Company, or an employee stock ownership or other employee benefit plan of the Company or a Subsidiary of the Company) to commence, a tender or exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person and (ii) the Flip-in Date; PROVIDED, that if any tender or exchange offer referred to in clause (i) of this definition is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of Common Stock pursuant thereto, such offer shall be deemed, for purposes of this definition, never to have been made.

         "Stock Acquisition Date" shall mean the first date of public announcement by the Company (by any means) or by an Acquiring Person (by means of filing a Schedule 13D or Schedule 13G

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under the Securities Exchange Act of 1934, as amended (or any comparable or successor report or schedule), or an amendment thereto) that an Acquiring Person has become such.

         "Subsidiary" of any specified Person shall mean any corporation or other entity a majority of the voting power of the voting equity securities or equity interest of which is Beneficially Owned, directly or indirectly, by such Person.

         "Trading Day", when used with respect to any securities, shall mean a day on which the principal national securities exchange, market or quotation system on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any national securities exchange, market or quotation system, a Business Day.

                                   ARTICLE II
                                   THE RIGHTS


         2.1 SUMMARY OF RIGHTS. As soon as practicable after the date of this Agreement, the Company will mail a letter summarizing the terms of the Rights to each holder of record of Common Stock as of the date of this Agreement, at such holder's address as shown on the records of the Company.

         2.2 LEGEND ON COMMON STOCK CERTIFICATES. Certificates for the Common Stock issued (whether originally issued or from the Company's treasury account) after the date hereof but prior to the earlier of the Separation Time and the Expiration Time shall evidence one Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

         Until the earlier of the Separation Time and the Expiration Time (as such terms are defined in the Rights Agreement referred to below), this certificate shall also evidence and entitle the holder hereof to certain Rights as set forth in the Amended and Restated Stockholder Protection Rights Agreement, dated as of October 20, 1999 (as such may be amended from time to time, the "Rights Agreement"), between Charter One Financial, Inc. (the "Company") and BankBoston, N.A., as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged for shares of Common Stock, Preferred Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an "Affiliate" or "Associate" thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefor.

Certificates representing shares of Common Stock that are issued and outstanding as of the date of this Agreement shall evidence one Right for each share of Common Stock evidenced thereby notwithstanding the absence of the foregoing legend. To the extent provided in Section 5.3, Rights shall be issued by the Company in respect of shares of Common Stock that are issued or sold by the Company after the Separation Time and prior to the Expiration Time.

         2.3      EXERCISE OF RIGHTS; SEPARATION OF RIGHTS.
         (a) Subject to Sections 3.1, 3.2, 5.1 and 5.10 and subject to adjustment as herein set forth, and except as provided below and to the extent that such exercise does not violate any applicable law, each Right will entitle the holder thereof, after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, one one-hundredth of a share of Preferred Stock.

         (b) Until the Separation Time, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated share of Common Stock (together, in the case of certificates issued on or prior to the date of this Agreement, with the letter mailed to the record holder thereof pursuant to Section 2.1) and will be transferable only together with, and will be transferred by a transfer (whether with or without such letter) of, such associated share. Notwithstanding any other provision of this Agreement, any Rights held by the Company or any of its Subsidiaries, other than in a fiduciary capacity, shall be void.

         (c) Subject to the terms and conditions herein set forth, after the Separation Time and prior to the Expiration Time, the Rights (i) may be exercised and (ii) may be transferred independent of shares of Common Stock. Promptly following the Separation Time, the Rights Agent will mail to each holder of record of Common Stock as of the Separation Time (other than any Person whose Rights have become void pursuant to Section 3.1(b)), at such holder's address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate (a "Rights Certificate") in substantially the form of Exhibit B hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and
(y) a disclosure statement describing the Rights; PROVIDED, HOWEVER, that the Company shall have no obligation to distribute Rights Certificates to any Acquiring Person or Affiliate or Associate of an Acquiring Person or any transferee of any of the foregoing.

         (d) Subject to this Section 2.3 and Section 5.10, Rights may be exercised on any Business Day after the Separation Time and prior to the Expiration Time, by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an "Election to

Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment, by certified or official bank check or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares or depositary receipts (or both) in a name other than that of the holder of the Rights being exercised.

         (e) Upon receipt of a Rights Certificate, with an Election to Exercise accompanied by payment as set forth in Section 2.3(d) above, and subject to
Section 5.10, the Rights Agent will thereupon promptly (i)(A) requisition from the Company's transfer agent stock certificates evidencing such number of shares or other securities to be purchased (the Company hereby irrevocably authorizing its transfer agent to comply with all such requisitions) and (B) if the Company elects pursuant to Section 5.5 hereof not to issue certificates representing fractional shares, requisition from the depositary selected by the Company depositary receipts representing the fractional shares to be purchased or requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with Section 5.5 hereof and (ii) after receipt of such certificates, depositary receipts and/or cash, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered (in the case of certificates or depositary receipts) in such name or names as may be designated by such holder.

         (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

         (g) The Company covenants and agrees that it will (i) take all such action as may be necessary to ensure that all shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable; (ii) use its best efforts to comply with the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any other law, rule or regulation applicable with respect to the Rights and the securities purchasable upon exercise of the Rights; (iii) take such action as may be appropriate under the blue sky laws of the various states, provided that the Company shall not be obligated to take any such action with respect to any jurisdiction outside the United States, or with respect to any United States jurisdiction the applicable laws, rules or regulations of which, or the directives, comments, policies or requirements of governmental authorities thereunder, the Company considers to be materially adverse or unreasonably burdensome, including, without limitation, those which would require or result in (A) any change in the corporate structure, operations, financial reporting or method of accounting, contractual arrangements or governing instruments of the Company or any of its affiliates or
(B) the Company or any of its affiliates filing any general consent to service of process, qualifying to do business as a foreign corporation or becoming subject to additional or increased taxation; and (iv) pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any shares issued upon the exercise of Rights, provided that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares in a name other than that of the holder of the Rights being transferred or exercised. Any other provision of this Agreement to the contrary notwithstanding, the Rights shall not be exercisable, and the Company shall not be obligated to offer, sell, issue or deliver any Preferred Stock or other securities pursuant to this Agreement, in any jurisdiction except in compliance with the qualification, registration, or other requirements of such jurisdiction applicable to the offer, sale, issuance, or delivery of securities by the Company pursuant to this Agreement.

         2.4      ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS.

         (a) In the event the Company shall at any time after the date of this Agreement and prior to the Separation Time (i) declare or pay a dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock, (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of shares of Common Stock (the "Expansion Factor") that a holder of one share of Common Stock immediately prior to such dividend, subdivision or combination would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the shares of Common Stock with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision or combination, so that each such share of Common Stock will have exactly one Right associated with it. Each adjustment made pursuant to this paragraph shall be made as of the payment or effective date for the applicable dividend, subdivision or combination.

         In the event the Company shall at any time after the date of this Agreement and prior to the earlier of the Separation Time and the Expiration Time issue any shares of Common Stock otherwise than in a transaction referred to in the preceding paragraph, each such share of Common Stock so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share. To the extent provided in Section 5.3, Rights shall be issued by the Company in respect of shares of Common Stock that are issued or sold by the Company after the Separation Time and prior to the Expiration Time.

         (b) In the event the Company shall at any time after the date of this Agreement and prior to the Separation Time issue or distribute any securities or assets in respect of, in lieu of or in exchange for Common Stock (other than pursuant to a regular periodic cash dividend or a dividend paid solely in Common Stock) whether by dividend, in a reclassification or recapitalization (including any such transaction involving a merger, consolidation or binding share exchange), or otherwise, the Company shall make such adjustments, if any, in the Exercise Price, number of Rights and/or securities or other property purchasable upon exercise of Rights as the Board of Directors of the Company, in its sole discretion, may deem to be appropriate under the circumstances in order to adequately protect the interests of the holders of Rights generally, and the Company and the Rights Agent shall amend this Agreement as necessary to provide for such adjustments.

         (c) Each adjustment to the Exercise Price made pursuant to this Section
2.4 shall be calculated to the nearest cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.4, the Company (i) shall promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (ii) shall promptly file with the Rights Agent and with the transfer agent for the Common Stock a copy of such certificate and (iii) may, if it so desires, mail a brief summary thereof to each holder of Rights or make a disclosure with respect thereto in a report of the Company filed under the Securities Exchange Act of 1934, as amended, or in a press release of the Company.

         (d) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

         2.5 DATE ON WHICH EXERCISE IS EFFECTIVE. Each person in whose name any certificate for shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

         2.6 EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES.

         (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, under its corporate seal reproduced thereon, if any, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

         Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

         Promptly after the Company learns of the Separation Time, the Company shall notify the Rights Agent of such Separation Time and shall deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and, subject to Section 3.1(b), the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to
Section 2.3(c) hereof. No Rights Certificate shall be valid for any purpose until manually countersigned by the Rights Agent.

         (b) Each Rights Certificate shall be dated the date of countersignature thereof.

         2.7      REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

         (a) After the Separation Time, the Company shall cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights after the Separation Time as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent shall have the right to examine the Rights Register at all reasonable times after the Separation Time.

         After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.7(c) and (d) below, the Company shall execute, and the Rights Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

         (b) Except as otherwise provided in Section 3.1(b) hereof, all Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

         (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         (d) The Company shall not be required to register the transfer or exchange of any Rights after the Rights have been redeemed under Section 5.1 hereof, become void pursuant to Section 3.1(b) hereof or been exchanged under
Section 3.1(c) hereof.

         2.8      MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES.

         (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, then, subject to Sections 3.1(b) and 5.1 hereof, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

         (b) If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights

Certificate and (ii) such security or indemnity as may be required by the Rights Agent and the Company to save each of them and any of their agents harmless, then, subject to Sections 3.1(b) and 5.1 hereof and in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a BONA FIDE purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

         (c) As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

         (d) Every new Rights Certificate issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

         2.9 PERSONS DEEMED OWNERS. Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Separation Time, such Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated shares of Common Stock).

         2.10 DELIVERY AND CANCELLATION OF CERTIFICATES. All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.10, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Company.

         2.11 AGREEMENT OF RIGHTS HOLDERS. Every holder of Rights by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

         (a) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated share of Common Stock;

         (b) after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

         (c) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

         (d) Rights beneficially owned by certain Persons will under the circumstances set forth in Section 3.1(b) become void; and

         (e) this Agreement may be supplemented or amended from time to time pursuant to Sections 2.4 or 5.4 hereof.

                                   ARTICLE III
                          ADJUSTMENTS TO THE RIGHTS IN
                        THE EVENT OF CERTAIN TRANSACTIONS


         3.1      FLIP-IN.

         (a) In the event that prior to the Expiration Time a Flip-in Date shall occur, except as provided below, each Right shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof (but subject to Section 5.10 hereof) and for an amount in cash equal to the Exercise Price (as appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that on or after the Separation Time an event of a type analogous to any of the events described in Section 2.4(a) or (b) shall have occurred with respect to the Common Stock or Preferred Stock), that number of one one-hundredths of a share of Preferred Stock (or, at the option of the Company upon approval by its Board of Directors, that number of shares of Common Stock) as shall equal the result obtained by (x) multiplying the Exercise Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable pursuant to Section 2.3(a) of this Agreement (before adjustment pursuant to this Section 3.1(a)) and (y) dividing that product by 50% of the Market Price of one share of Common Stock on the Stock Acquisition Date.

         (b) Notwithstanding the foregoing, any Rights that are or were Beneficially Owned on or after the Stock Acquisition Date by an Acquiring Person or an Affiliate or Associate thereof or by any transferee, direct or indirect, of any of the foregoing shall become void and any holder of such Rights (including transferees) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement. If any Rights Certificate is presented for assignment or exercise and the Person presenting the same will not complete the certification set forth at the end of the form of assignment or notice of election to exercise and provide such additional evidence of the identity of the Beneficial Owner and its Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associates) as the Company shall reasonably request, then the Company shall be entitled conclusively to deem the Beneficial Owner thereof to be an Acquiring Person or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly will deem the Rights evidenced thereby to be void and not transferable or exercisable.

         (c) The Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the date on which a Schedule 13D, or any amendment thereto is filed with the Securities and Exchange Commission by an Acquiring Person announcing that such Person has become the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (which shall not include Rights that have become void pursuant to the provisions of Section 3.1(b)) for shares of Common Stock or Preferred Stock at an exchange ratio of one share of Common Stock (if Rights are to be exchanged for Common Stock) or one one-hundredth of a share of Preferred Stock (if Rights are to be exchanged for Preferred Stock) per Right, appropriately adjusted in order to protect the interests of holders of Rights generally in the event that after the Separation Time an event of a type analogous to any of the events described in Section 2.4(a) or (b) shall have occurred with respect to the Common Stock or Preferred Stock (such exchange ratio, as adjusted from time to time, being hereinafter referred to as the "Exchange Ratio").

         Immediately upon the action of the Board of Directors of the Company electing to exchange the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right (other than Rights that have become void pursuant to Section 3.1 (b)) will thereafter represent only the right to receive a number of shares of Common Stock or Preferred Stock equal to the Exchange Ratio. Promptly after the action of the Board of Directors electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive shares of Common Stock or Preferred Stock in exchange for Rights) to the Rights Agent and the holders of the Rights (other than Rights that have become void pursuant to Section 3.1(b)) outstanding immediately prior thereto by mailing such notice in accordance with Section 5.9.

         Each Person in whose name any certificate for shares is issued upon the exchange of Rights pursuant to this Section 3.1(c) shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of any applicable taxes and other governmental charges payable by the holder was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

         (d) In the event that there shall not be available and unreserved for other purposes sufficient treasury shares or authorized but unissued shares of Preferred Stock or Common Stock of the Company to permit the exercise or exchange in full of the Rights in accordance with Sections 2.3(a), 3.1(a) or 3.1(c), the Company shall take such action as shall be necessary to ensure and provide, to the extent permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition Date to which it is a party, that each Right (which shall not include Rights that have become void pursuant to the provisions of Section 3.1(b)) shall thereafter constitute the right to receive,
(x) at the Company's option, either (A) in return for the Exercise Price, debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Exercise Price, or (B) without payment of consideration (except as otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Exercise Price, or (y) if the Board of Directors of the Company elects to exchange the Rights in accordance with Section 3.1(c), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the Market Price of a share of Common Stock on the Flip- in Date times the Exchange Ratio in effect on the Flip-in Date. In any applicable case set forth in (x) or (y) above the fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board of Directors of the Company, after consultation with its investment banking firm.

         3.2      FLIP-OVER.

         (a) Prior to the Expiration Time, the Company shall not enter into any agreement with an Acquiring Person (or any of its Affiliates or Associates) with respect to, consummate or permit to occur any Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event (the "Flip-over Entity"), for the benefit of the holders of the Rights, providing that, upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms hereof, that number of shares of Flip-over Stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.4(a) or (b) shall have occurred with respect to the Flip-over Stock) and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement. The provisions of this Section 3.2 shall apply to successive Flip-over Transactions or Events.

         (b) Prior to the Expiration Time, unless the Rights will be redeemed pursuant to Section 5.1 hereof in connection therewith, the Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event if at the time thereof there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments which would eliminate or otherwise diminish in any respect the benefits intended to be afforded by this Rights Agreement to the holders of Rights upon consummation of such transaction.

                                   ARTICLE IV
                                THE RIGHTS AGENT


         4.1      GENERAL.

         (a) The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 2.3(b) hereof, shall, prior to the Separation Time, also be the holders of the shares of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, including counsel fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for action taken or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability. Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever, including but not limited to lost profits, even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for securities purchasable upon exercise of Rights, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, certificate, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

         4.2      MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         4.3 DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for securities purchasable upon exercise of Rights or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for securities purchasable upon exercise of Rights or Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(b) hereof) or any adjustment required under the provisions of
Section 2.4, 3.1, 3.2 or 5.1(c) hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.4 describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities purchasable upon exercise of Rights or any Rights or as to whether any securities purchasable upon exercise of Rights will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be responsible for any action taken or omitted by it in good faith in accordance with instructions of any such officer.

         (h) The Rights Agent and any affiliate, stockholder, director, officer or employee of the Rights Agent or any such affiliate, stockholder, director, officer or employee may buy, sell or deal in Common Stock, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as through the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any affiliate, stockholder, director, officer or employee thereof from acting in any other capacity for the Company or for any other person.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty or obligation hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be responsible for any action taken or omitted in good faith and without negligence or misconduct by any such attorneys or agents or for any loss to the Company resulting from any such action, except for the Rights Agent's gross negligence, bad faith or willful misconduct in the selection and continued employment of such attorneys or agents.

         4.4 CHANGE OF RIGHTS AGENT. The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to the transfer agent of Common Stock by registered or certified mail, in accordance with Section 5.9. The Company may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to the transfer agent of the Common Stock by registered or certified mail, in accordance with Section
5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning Rights Agent it will as soon as practicable following the end of such 30 day period either mail a written notice of such failure to the holders of the Rights or make a disclosure with respect to such failure in a report of the Company filed under the Securities Exchange Act of 1934, as amended, or in a Company press release. Following the Company's providing notice or making disclosure described in the preceding sentence, the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Common Stock, and either
(i) mail a notice thereof in writing to the holders of the Rights or (ii) make a disclosure with respect thereto in a report of the Company filed under the Securities Exchange Act of 1934, as amended, in a press release of the Company or in any proxy statement or other communication of the Company with its stockholders. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
                                    ARTICLE V
                                  MISCELLANEOUS


         5.1      REDEMPTION.

         (a) The Board of Directors of the Company may, at its option, at any time prior to the close of business on the Flip-in Date, elect to redeem all (but not less than all) the then outstanding Rights at the Redemption Price. The Company may, at its option, pay the Redemption Price in cash, securities of the Company or any other form of consideration deemed appropriate by the Board of Directors of the Company.

         (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights (or, if the resolution of the Board of Directors electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price. Promptly after the above action to redeem the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice in accordance with Section 5.9.

         (c) If the Company shall at any time after the date of this Agreement
(i) pay any dividend on Common Stock in shares of Common Stock, (ii) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then and in each such event the Redemption Price shall be adjusted so that the Redemption Price after such event shall equal the Redemption Price immediately prior to such event multiplied by a fraction, the denominator of which is the number of shares of Common Stock outstanding immediately after such event and the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event.

         5.2 EXPIRATION. No Person shall have any rights pursuant to this Agreement or any Right after the Expiration Time, except, if the Rights are exchanged or redeemed, as provided in Section 3.1(c), 3.1(d) or 5.1 hereof.

         5.3 ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kinds or class of shares of stock purchasable upon exercise of Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock by the Company following the Separation Time and prior to the Expiration Time pursuant to conversion or redemption rights or to options issued or granted prior to and outstanding at the Separation Time, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the Company's stock option or other employee benefit plans or arrangements, or upon conversion of the Company's convertible securities, if any, issued prior to and outstanding at the Separation Time, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue to the holders of such shares of Common Stock, Rights Certificates representing the appropriate number of Rights in connection with the issuance or sale of such shares of Common Stock; PROVIDED, HOWEVER, in each case, (i) no such Rights Certificate shall be issued, if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Rights Certificates would be issued, (ii) no such Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall have otherwise been made in lieu of the issuance thereof, and (iii) the Company shall have no obligation to distribute Rights Certificates to any Acquiring Person or Affiliate or Associate of an Acquiring Person or any transferee of any of the foregoing.

         5.4 SUPPLEMENTS AND AMENDMENTS. The Company from time to time may, in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights (i) in any respect prior to the close of business on the Flip-in Date,
(ii) after the close of business on the Flip-in Date, to make any changes that two-thirds of the members of the Board of Directors of the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person), or (iii) after the close of business on the Flip-in Date, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective. Upon delivery to the Rights Agent of a certificate from an appropriate officer of the Company which states that a proposed supplement or amendment is in compliance with the terms of this
Section 5.4, the Rights Agent shall duly execute and deliver such supplement or amendment.

         5.5 FRACTIONAL SHARES. If the Company elects not to issue certificates representing fractional shares upon exercise of Rights, the Company shall, in lieu thereof, (a) evidence such fractional shares by depositary receipts issued pursuant to an appropriate agreement between the Company and a depositary selected by it, providing that each holder of a depositary receipt shall have all of the rights, privileges and preferences to which such holder would be entitled as a beneficial owner of such fractional share, or (b) pay to the registered holder of such Rights the same fraction of the Market Price (determined as of the date of exercise) of one share of the stock issuable upon such exercise on the day of exercise.

         5.6 RIGHTS OF ACTION. Subject to the terms of this Agreement, including without limitation the provisions of Section 5.18, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         5.7 HOLDER OF RIGHTS NOT DEEMED A STOCKHOLDER. No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 5.8 hereof), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised or exchanged in accordance with the provisions hereof.

         5.8 NOTICE OF PROPOSED ACTIONS. In case the Company shall propose after the Separation Time and prior to the Expiration Time (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), (v) to effect or permit (in cases where the Company's permission is required) occurrence of any Flip-over Transaction or Event or (vi) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the record date for purposes of any such stock dividend or distribution of rights or warrants, or the date on which such reclassification, Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given, in the case of any action covered by clause (i) or (ii) or (iv) above, at least 10 days prior to the record date for determining the holders of shares of Preferred Stock or Common Stock for purposes of such action, and in the case of any other action, at least 10 days prior to the date of the taking of such proposed action. Such notice shall also advise Rights holders of any adjustment to the Exercise Price that will be made pursuant to this Agreement by reason of such proposed action.

         5.9 NOTICES. Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                                    Charter One Financial, Inc.
                                    1215 Superior Avenue
                                    Cleveland, Ohio   44114

                                    Attention:       Robert J. Vana
                                                     Corporate Counsel
                                                     and Secretary

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is field in writing with the Company) as follows:

                                    BankBoston, N.A.
                                    c/o EquiServe Limited Partnership
                                    150 Royall Street
                                    Canton, Massachusetts 02021

                                    Attention:       Client Administration

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

         5.10 SUSPENSION OF EXERCISABILITY. To the extent that the Company determines in good faith that some action will or need be taken pursuant to
Section 3.1(c) or to comply with federal or state securities laws, the Company may suspend the exercisability of the Rights for a period of up to 90 days following the Separation Time or the Flip-in Date in order to take such action or comply with such laws. In the event of any such suspension, the Company shall issue as promptly as practicable a public announcement stating that the exercisability of the Rights has been temporarily suspended.

         5.11 COSTS OF ENFORCEMENT. The Company agrees that if the Company or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce such holder's rights pursuant to any Rights or this Agreement.

         5.12 SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         5.13 BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.

         5.14 DESCRIPTIVE HEADINGS. Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         5.15 GOVERNING LAW. Except to the extent governed by Federal law, this Agreement and each Right issued hereunder shall be deemed to be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws of such state.

         5.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         5.17 SEVERABILITY. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

         5.18 DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, interpretations and determinations (including, for purposes of clause
(y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights, the Rights Agent, the Company or any other parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                     Charter One Financial, Inc.



                                     By: /s/ Charles John Koch
                                         ------------------------------------
                                         Name: Charles John Koch
                                         Title: Chairman, President and Chief
                                                Executive Officer


                                     BankBoston, N.A.



                                     By: /s/ Joshua P. McGinn
                                         ------------------------------------
                                         Name: Joshua P. McGinn
                                         Title: Senior Account Manager

                                                                       EXHIBIT A
                                                                       ---------


                                     AMENDED
              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
                     SERIES A PARTICIPATING PREFERRED STOCK

                                       OF

                           CHARTER ONE FINANCIAL, INC.

             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE



         We, Charles John Koch, Chairman, President and Chief Executive Officer, and Robert J. Vana, Chief Corporate Counsel and Secretary, of Charter One Financial, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors of the Corporation in accordance with the Corporation's Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), the Board of Directors on November 20, 1989 adopted a resolution creating a series of shares of preferred stock, par value $0.01 per share, designated as the Series A Participating Preferred Stock (no shares of which have been issued as of October 20, 1999); that the Corporation filed such designation with the Secretary of State of the State of Delaware on February 7, 1990; and that the Board of Directors on October 20, 1999 adopted the following resolutions to amend and restate the terms of such Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation and the Delaware General Corporation Law, the Series A Participating Preferred Stock heretofore created be, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof hereby are amended and restated as follows:

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Participating Preferred Stock," which shall have par value $0.01 per share, and the number of shares constituting such series shall be 3,400,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation convertible into Series A Participating Preferred Stock.

         Section 2.  DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock in preference to the holders of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after October 20, 1999 (i) declare any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.

Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. VOTING RIGHTS. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after October 20, 1999 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

         (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock; or

         (iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Participating Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up) except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. REACQUIRED SHARES. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

         (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (C) In the event the Corporation shall at any time after October 20, 1999 (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after October 20, 1999
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

         Section 8. REDEMPTION. The shares of Series A Participating Preferred Stock shall not be redeemable. The preceding sentence shall not limit the ability of the Corporation to purchase or otherwise deal in such shares of stock to the extent permitted by law.

         Section 9. RANKING. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, unless the terms of any such series shall provide otherwise.

         Section 10. AMENDMENT. The Certificate of Incorporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock voting separately as a class.

         Section 11. FRACTIONAL SHARES. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

         RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized to execute an Amended Certificate of Designation, Preferences and Rights with respect to the Series A Participating Preferred Stock pursuant to Section 151 of the Delaware General Corporation Law and to take all appropriate action to cause such Certificate to become effective, including, but not limited to, the filing and recording of such Certificate with and/or by the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this ___ day of ___________, 1999.



                                        ------------------------------
                                        Charles John Koch
                                        Chairman, President and Chief
                                        Executive Officer


Attest:


--------------------------------
Robert J. Vana
Chief Corporate Counsel and
 Secretary

                                                                       EXHIBIT B
                                                                       ---------



                          [Form of Rights Certificate]



Certificate No.  -                                            ___________ Rights


                  THE RIGHTS ARE SUBJECT TO REDEMPTION OR MAN DATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.



                               Rights Certificate

                           CHARTER ONE FINANCIAL, INC.

                  This certifies that        , or registered assigns, is the
registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Amended and Restated Stockholder Protection Rights Agreement, dated as of October 20, 1999 (as such Agreement may be amended from time to time, the "Rights Agreement"), between Charter One Financial, Inc. (the "Company"), and BankBoston, N.A., as Rights Agent (the "Rights Agent," which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement), one one-hundredth of a share of the Series A Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company (subject to adjustment as provided in the Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent. The Exercise Price initially shall be $100.00 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

                  In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities or assets of the Company other than Preferred Stock, all as provided in the Rights Agreement.

                  This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.

                  This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances, at its option, at a redemption price of $0.01 per Right or (b) exchanged by the Company under certain circumstances, at its option, for one share of Common Stock or one one-hundredth of a share of Preferred Stock per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.

                  No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to the stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

                  This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company.


Date:
     ------------------------------

ATTEST:                                 CHARTER ONE FINANCIAL, INC.



                                        By:
-----------------------------------        -------------------------------------
Secretary                               Its:


Countersigned:

BANKBOSTON, N.A.



By:
   --------------------------------
Its:

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT
                               ------------------

                (To be executed by the registered holder if such
              holder desires to transfer this Rights Certificate.)

         FOR VALUE RECEIVED ______________ hereby sells, assigns and transfers unto _________

---------------------------------------------------------
           (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________________,___

Signature Guaranteed:

                                             -----------------------------------
                                             Signature

                                             (Signature must correspond to name
                                             as written upon the face of this
                                             Rights Certificate in every
                                             particular, without alteration or
                                             enlargement or any change
                                             whatsoever)

         Signatures must be medallion guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, thrift institution or trust company having an office or correspondent in the United States.






--------------------------------------------------------------------------------
                            (To be completed if true)

         The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock of the Company, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                                ---------------------
                                                Signature

--------------------------------------------------------------------------------

                                     NOTICE
                                     ------

         In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

                   [To be attached to each Rights Certificate]


                          FORM OF ELECTION TO EXERCISE
                          ----------------------------

                      (To be executed if holder desires to
                              exercise the Rights)

TO:      CHARTER ONE FINANCIAL, INC.
         The undersigned hereby irrevocably elects to exercise _______________ whole Rights represented by the attached Rights Certificate to purchase the securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of:

         Name: __________________________________________

         Address: _______________________________________

                      Social Security or Other Taxpayer
                      IDENTIFICATION NUMBER:

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

         Name: __________________________________________

         Address: _______________________________________

                      Social Security or Other Taxpayer
                      IDENTIFICATION NUMBER:

Date: _________________,_______
Signature Guaranteed:
                                             -----------------------------------
                                             Signature


                                             (Signature must correspond to name
                                             as written upon the face of this
                                             Rights Certificate in every
                                             particular, without alteration or
                                             enlargement or any change
                                             whatsoever)

         Signatures must be medallion guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, thrift institution or trust company having an office or correspondent in the United States.






--------------------------------------------------------------------------------
                            (To be completed if true)

         The undersigned hereby represents, for the benefit of all holders of Rights and shares of capital stock of the Company, that the Rights evidenced by the enclosed Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                                  ----------------------
                                                  Signature

--------------------------------------------------------------------------------

                                     NOTICE
                                     ------

         In the event the certification set forth above is not completed in connection with a purported exercise, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.








                                       -2-